Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-124287) on Form S-1 of Hexion Specialty Chemicals, Inc. of our report dated April 24, 2005, except for Note 17 as to which the date is May 1, 2005, relating to the financial statements and financial statement schedule of Hexion Specialty Chemicals which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

July 14, 2005